UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021
___________________________________

BENTLEY SYSTEMS, INCORPORATED
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive
Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 458-5000
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Leadership Changes
On November 9, 2021, Bentley Systems, Incorporated (the “Company”, “we”, “our” or words of similar import) announced certain changes to its leadership team, which were approved by the Company’s Board of Directors on November 4, 2021:
•Nicholas Cumins, age 45, currently the Company’s Chief Product Officer, was named to the position of Chief Operating Officer of the Company, effective January 1, 2022.
•David Hollister, age 56, currently the Company’s Chief Financial Officer and Chief Operations Advancement Officer, was named Chief Investment Officer, effective January 1, 2022.
•Werner Andre, age 52, currently the Company’s Chief Accounting Officer and Global Controller, was named Chief Financial Officer, effective upon Mr. Hollister’s transition to his new role. He will remain Chief Accounting Officer in this role.
Biographical Information
Nicholas Cumins has served as our Chief Product Officer since 2020. Prior to joining Bentley, Nicholas served as general manager of SAP Marketing Cloud, a comprehensive marketing automation platform, from 2018 to 2020. He also served as chief product officer of Scytl, a platform for online voting, in Barcelona from 2016 to 2018, and senior vice president of product with OpenX, a pioneer in programmatic advertising, in Los Angeles from 2013 to 2016. Mr. Cumins earned masters degrees in law and in business from Paris II Panthéon-Assas University. As Chief Operating Officer, Mr. Cumins will be responsible for Bentley’s sales and marketing, product, user success, and business operations globally.
David J. Hollister has served as our Chief Financial Officer since 2007 and Chief Operations Advancement Officer since 2016. Prior to joining our Company, he was the chief financial officer and a member of the board of directors of Broder Bros., Co. from 2004 to 2007. Mr. Hollister previously served as a director in the M&A Transaction Services practice at PricewaterhouseCoopers LLP, where he specialized in international transactions. He holds a Bachelor’s degree in Business Administration from the University of Northern Colorado and an M.B.A. from the University of Michigan. As Chief Investment Officer, Mr. Hollister will retain and expand his existing acquisition, investment and operational responsibilities for the Company, including our portfolio development and acquisition activities, our iTwin Ventures corporate venture capital fund, our Cohesive Companies digital integrator business, and certain other Bentley Acceleration activities.
Werner Andre has served as our Chief Accounting Officer and Global Corporate Controller since 2020. Prior to that, Mr. Andre served as the Company’s Global Corporate Controller from 2015 to 2019 and was promoted to Vice President beginning 2017. From 2010 to 2015, Mr. Andre served as the Assistant Corporate Controller – International Accounting and Reporting for Rockwood Holdings, Inc., and held several roles with PricewaterhouseCoopers from 1995 to 2010. Mr. Andre earned B.S. and MBA degrees in Accounting and Financial Reporting from the University for Economics and Business Administration in Vienna. As Chief Financial Officer and Chief Accounting Officer, Mr. Andre will assume primary responsibility for the Company’s financial reporting and compliance functions.

There is no family relationship between any of Messrs. Cumins, Hollister or Andre and any director or other executive officer of the Company. Further, no arrangement or understanding exists between any of Messrs. Cumins Hollister or Andre and any other person pursuant to which each person was selected as an officer of the Company. Additionally, there are no related person transactions in which any of Messrs. Cumins, Hollister or Andre has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
On November 9, 2021, the Company issued a press release announcing the changes to its leadership team. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bentley Systems, Incorporated

Date: November 9, 2021	By:	/s/ DAVID R. SHAMAN
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Secretary